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                                                                    EXHIBIT 99.2

                    CONSENT OF HOEFER & ARNETT, INCORPORATED

    In connection with the proposed merger of Riverway Holdings, Inc., Houston, Texas with and into Texas Regional Delaware, Inc., a wholly owned subsidiary of Texas Regional Bancshares, Inc., McAllen, Texas, the undersigned, acting as an independent financial analyst to the common shareholders of Riverway
Holdings, Inc., hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

                                          /s/ Hoefer & Arnett, Incorporated
                                          HOEFER & ARNETT, INCORPORATED

AUSTIN, TEXAS
January 9, 2002

                              Exhibit 99.2--Page 1